SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K/A
                        (Amendment No. 1)

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  January 16, 1996

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  8200 West Brown Deer Road
                                        Suite 200
                                        Milwaukee, WI  53223

Registrant's Telephone Number, Including Area Code:  (414) 355-0037

The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K
Report dated January 31, 1996 as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Business Acquired:
                  The audited financial statements of Sattel
              Communications Company ("Sattel") for the period November 23, 1994 (inception) through December 31, 1994 and for the year ended December 31, 1995 are filed with this report.

         (b)  Pro Forma Financial Information:
                  The following unaudited pro forma condensed
              consolidated financial information is filed with this report:

                  Unaudited Pro Forma Condensed Consolidated
                    Balance Sheet at January 6, 1996
                  Unaudited Pro Forma Condensed Consolidated
                    Statements of Operations for the 52 Weeks Ended April 1, 1995 and the 40 Weeks Ended January 6, 1996

                  On January 16, 1996, The Diana Corporation
              ("Diana" or "Registrant") acquired an additional 30% ownership interest in Sattel Communications Corp. ("SCC") (collectively the "SCC Acquisition"). As a result, Diana increased its ownership interest in SCC from 50% to 80%. Diana issued 350,000 shares of its newly issued common stock ("the Diana Shares") to Sattel Technologies, Inc. ("STI") in connection with the transaction. STI retained a 20% ownership interest in SCC. Diana also agreed to undertake certain obligations to register the Diana Shares and to grant STI certain registration rights with respect thereto. In addition, pursuant to another agreement entered into on January 16, 1996, Diana agreed to provide SCC with additional cash sufficient to increase its capital contributions to $2.5 million and make additional loans to SCC of up to $1.425 million.

                  In addition, on January 10, 1996, Diana and STI
              entered into certain agreements. Pursuant to these agreements, Diana and STI each contributed their partnership interests in Sattel to a newly-formed corporation, SCC, following the contribution to capital by Diana of its note and interest receivable from Sattel.

                  On November 20, 1995, C&L Acquisition
              Corporation, a subsidiary of the Registrant's subsidiary, C&L Communications, Inc., acquired 80% of the common stock of Valley Communications, Inc. ("Valley") from Henry P. Mutz, Christopher M. O'Connor and Kenneth R. Hurst for approximately $4,320,000 including expenses and future consideration contingent on Valley attaining defined levels of pretax earnings in specified time periods through March 2001 (the "Valley Acquisition"). A separate Form 8-K was filed on December 5, 1995 and amended on January 31, 1996 for Diana's acquisition of Valley.

                  The following unaudited pro forma financial
              statements give effect to the SCC Acquisition and the Valley Acquisition which are both accounted for as a purchase. The unaudited pro forma condensed consolidated balance sheet presents the combined financial position of Diana and SCC as of January 6, 1996 assuming that the SCC Acquisition had occurred as of January 6, 1996. Such pro forma information is based upon the historical balance sheet data of Diana, including Valley, as of January 6, 1996, and Sattel as of December 31, 1995. The unaudited pro forma condensed consolidated statement of operations for the 52 weeks ended April 1, 1995 gives effect to the SCC Acquisition and the Valley Acquisition by combining the following results of operations:

              1)  Diana for the 52 weeks ended April 1, 1995
              2)  Sattel for the period November 23, 1994
                  (inception) through March 31, 1995
              3)  Valley for the year ended April 30, 1995

              The unaudited pro forma condensed consolidated statement of operations for the 40 weeks ended
              January 6, 1996 gives effect to the SCC Acquisition and the Valley Acquisition by combining the following results of operations:

              1)  Diana for the 40 weeks ended January 6, 1996
              2)  Sattel for the 9 months ended December 31, 1995
              3)  Valley for the 7 months ended November 30, 1995

              The results of operations of Valley for the one month ended April 30, 1995 were not material to the pro forma results of operations for the 40 weeks ended
              January 6, 1996.

                  The unaudited pro forma condensed consolidated
              financial information has been prepared by the Registrant based upon assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial information presented herein is shown for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of the Registrant, or of the financial position or results of operations of the Registrant that would have actually occurred had the transactions been in effect as of the date or for the periods presented.

                  The unaudited pro forma condensed consolidated
              financial information should be read in conjunction with the historical financial statements and related notes of the Registrant.

         (c)  Exhibits

              2.1 Exchange Agreement dated January 16, 1996 by and among The Diana Corporation and Sattel Technologies, Inc., incorporated herein by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-3 (Reg. No. 333-1055)

              23   Consent of Price Waterhouse LLP


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


Date:  April 1, 1996             /s/ R. Scott Miswald
                                     Vice President and Treasurer



ITEM 7 (a)







SATTEL COMMUNICATIONS COMPANY
(a company in the development stage)

FINANCIAL STATEMENTS AND REPORT
DECEMBER 31, 1995 AND 1994

                REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
  Sattel Communications Company
  (a company in the development stage)



In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of changes in partners' capital (deficit) present fairly, in all material respects, the financial position of Sattel Communications Company at December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and the period from November 23, 1994 (date of inception) through December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





Price Waterhouse LLP
Milwaukee, WI
March 27, 1996

                  SATTEL COMMUNICATIONS COMPANY
              (a company in the development stage)
                          BALANCE SHEET

                             ASSETS

                                            December 31,
                                    ----------------------------
                                        1995            1994
                                    ------------    ------------
CURRENT ASSETS
     Cash                           $     10,276    $       -
     Accounts receivable                  85,000            -
     Due from Sattel
      Technologies, Inc.                  38,833            -
     Inventories                          82,614            -
     Advance to Sattel
      Technologies, Inc.                 450,000            -
     Prepaid expenses                     46,580            -
                                    ------------    ------------
          Total current assets           713,303            -
                                    ------------    ------------
EQUIPMENT - NET                           43,962            -

DEFERRED ORGANIZATION COSTS               46,697          38,789

OTHER ASSETS                              38,139            -
                                    ------------    ------------
          TOTAL ASSETS              $    842,101    $     38,789
                                    ============    ============

           LIABILITIES AND PARTNERS' CAPITAL (DEFICIT)

CURRENT LIABILITIES
     Accounts payable               $     66,446            -
     Unearned revenue                    138,856            -
     Accrued payroll                      32,198            -
     Accrued interest                     15,287            -
     Other accrued liabilities            10,118            -
                                    ------------    ------------
          Total current liabilities      262,905            -
                                    ------------    ------------
NOTE PAYABLE TO THE DIANA
 CORPORATION                             861,070            -

PARTNERS' CAPITAL (DEFICIT)             (281,874)         38,789
                                    ------------    ------------
          TOTAL LIABILITIES AND PARTNERS'
           CAPITAL (DEFICIT)        $    842,101    $     38,789
                                    ============    ============

The accompanying notes are an integral part of the financial statements.

                  SATTEL COMMUNICATIONS COMPANY
              (a company in the development stage)
                     STATEMENT OF OPERATIONS

                                                   For the Period
                                                    November 23,
                                                       1994
                                      For the       (Inception)
                                     Year Ended       Through
                                    December 31,    December 31,
                                        1995            1994
                                    ------------    ------------
Net sales                           $    264,483    $       -

Cost of sales                            128,655            -
                                    ------------    ------------
     Gross profit                        135,828            -

Selling, general and
 administrative expenses               1,033,053          54,362
                                    ------------    ------------
Operating loss                          (897,225)        (54,362)

Interest expense                          15,287            -
                                    ------------    ------------
Net loss                            $   (912,512)   $    (54,362)
                                    ============    ============

The accompanying notes are an integral part of the financial statements.

                  SATTEL COMMUNICATIONS COMPANY
              (a company in the development stage)
       STATEMENT OF CHANGES IN PARTNERS' CAPITAL (DEFICIT)

                                                   For the Period
                                                    November 23,
                                                       1994
                                      For the       (Inception)
                                     Year Ended        Through
                                    December 31,    December 31,
                                        1995            1994
                                    ------------    ------------
     Beginning of period            $     38,789    $       -
     Capital contributions               591,849          93,151
     Net losses accumulated during
      the development stage             (912,512)        (54,362)
                                    ------------    ------------
     End of period                  $   (281,874)   $     38,789
                                    ============    ============

The accompanying notes are an integral part of the financial statements.

                  SATTEL COMMUNICATIONS COMPANY
              (a company in the development stage)
                     STATEMENT OF CASH FLOWS

                                                   For the Period
                                                    November 23,
                                                       1994
                                      For the       (Inception)
                                     Year Ended        Through
                                    December 31,    December 31,
                                        1995            1994
                                    ------------    ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
     Net loss                       $   (912,512)    $   (54,362)
     Adjustments to reconcile net
      loss to net cash used for
      operating activities:
          Depreciation                     2,968            -
          Amortization                     9,965            -
     Increase (decrease) in cash due
      to changes in:
          Accounts receivable            (85,000)           -
          Due from Sattel
           Technologies, Inc.            (38,833)           -
          Inventories                    (82,614)           -
          Advance to Sattel
           Technologies, Inc.           (450,000)           -
          Prepaid expenses               (46,580)           -
          Accounts payable                66,446            -
          Unearned revenue               138,856            -
          Accrued payroll                 32,198            -
          Accrued interest                15,287            -
          Other accrued liabilities       10,118            -
          Deferred organization costs    (17,873)        (38,789)
          Other assets                   (38,139)           -
                                    ------------    ------------
     Net cash used for operating
      activities                      (1,395,713)        (93,151)
                                    ------------    ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
     Capital expenditures                (46,930)           -
                                    ------------    ------------
     Net cash used for investing
      activities                         (46,930)           -
                                    ------------    ------------

The accompanying notes are an integral part of the financial statements.

                  SATTEL COMMUNICATIONS COMPANY
              (a company in the development stage)
               STATEMENT OF CASH FLOWS (CONTINUED)

                                                   For the Period
                                                    November 23,
                                                       1994
                                      For the       (Inception)
                                     Year Ended        Through
                                    December 31,    December 31,
                                        1995            1994
                                    ------------    ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
     Increase in note payable to
      The Diana Corporation              861,070            -
     Capital contributions               591,849          93,151
                                    ------------    ------------
     Net cash provided by financing
      activities                       1,452,919          93,151
                                    ------------    ------------
NET INCREASE IN CASH                      10,276            -

CASH, BEGINNING OF PERIOD                   -               -
                                    ------------    ------------
CASH, END OF PERIOD                 $     10,276    $       -
                                    ============    ============

The accompanying notes are an integral part of the financial statements.

                  SATTEL COMMUNICATIONS COMPANY
              (a company in the development stage)
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1995 AND 1994




NOTE 1 - FORMATION OF THE COMPANY AND NATURE OF BUSINESS

Effective November 23, 1994, The Diana Corporation ("Diana"), through an affiliate, and Sattel Technologies, Inc. ("STI") entered into a general partnership agreement to establish Sattel Communications Company ("Sattel"). Diana and STI each received a 50% interest in Sattel. Sattel was formed for the primary purpose of implementing a plan for the manufacture and worldwide (primarily domestic) distribution of certain telecommunications products, including the existing line of STI's central office switching equipment and new products under development. Under the terms of this agreement, initial contributions to be made to the partnership were cash of $200,000 from Diana and certain technology and other intangibles from STI. Profits and losses were to be allocated equally among the two partners.

Subsequent to November 23, 1994, the parties entered into certain additional agreements, culminating on January 16, 1996 (see NOTE 7
- - SUBSEQUENT EVENTS), related to the partnership and its operations. Through these agreements, Diana acquired an additional 30% interest in Sattel and Sattel obtained certain additional technology rights from STI.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION - The accompanying financial statements reflect the partners' capital contributions valued at the respective parties' predecessor financial reporting bases and accordingly, no value has been ascribed to the technology and other intangibles contributed by STI.

DEVELOPMENT STAGE ENTERPRISE - Sattel qualifies as a development stage enterprise under Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." Activities through December 31, 1995 primarily consisted of assembling an organization to include general management, marketing, financial and engineering personnel; and product and market development.

REVENUE RECOGNITION - Revenue from product sales is recognized upon shipment. Revenue for the year ended December 31, 1995 represented sales to two customers, each representing 68% and 32% of sales, respectively.

RESEARCH AND DEVELOPMENT EXPENSES - Research and development costs are expensed as incurred.

INVENTORIES - Inventories are stated at the lower of cost or market, with cost determined using the first-in, first-out method. Inventories at December 31, 1995 are comprised entirely of finished goods.

EQUIPMENT - Equipment is stated at cost and depreciated over estimated useful lives using the straight-line method.

DEFERRED ORGANIZATION COSTS - The partnership capitalized certain organization costs which are amortized on a straight-line basis over five years.

INCOME TAXES - No provision for federal income taxes is necessary in the financial statements of the partnership because, as a partnership, it is not subject to federal income tax and the tax effect of its activities accrues to the partners.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STATEMENT OF CASH FLOWS - For purposes of the statement of cash flows, the Company considers all investments with a maturity of three months or less at the date of purchase to be cash equivalents. The Partnership paid no income taxes or interest during the year ended December 31, 1995 and the period ended December 31, 1994.


NOTE 3 - EQUIPMENT

Equipment consists of the following at December 31, 1995:

     Office equipment               $     46,930
     Accumulated depreciation             (2,968)
                                    ------------
                                    $     43,962
                                    ============

NOTE 4 - NOTE PAYABLE

The Company had borrowings of $861,070 outstanding on a $2,000,000 credit facility with Diana at December 31, 1995. Such borrowings bear interest at the prime rate. Unpaid principal and interest outstanding under the credit facility was contributed to the capital of the partnership subsequent to December 31, 1995 and the existing credit facility was terminated. See NOTE 7 - SUBSEQUENT EVENTS for further discussion of available financing.


NOTE 5 - RELATED PARTY TRANSACTIONS

Products sold during 1995 and inventories on hand at December 31, 1995 were purchased from STI. Sattel also made an advance payment to STI of $450,000 related to 1996 inventory requirements. Amounts due from STI at December 31, 1995 totaled $38,833 and relate to the cost of engineering services performed on behalf of STI. In addition, included in the statement of operations for the year ended December 31, 1995 are expenses of $26,944 which are to be reimbursed by STI related to certain research and development efforts. Under an agreement between the parties, STI agreed to reimburse Sattel up to $150,000 for such costs.

Sattel's headquarters are located in STI's development and manufacturing facility located in Chatsworth, CA. Sattel funded certain leasehold improvements totaling $51,631 made to STI's facility, and in return, Sattel will occupy the renovated office space rent free from October 16, 1995 through October 15, 1997. This amount has been capitalized by Sattel and is being amortized over the related rental period.


NOTE 6 - FINANCIAL INSTRUMENTS

The carrying values of cash, accounts receivable and accounts payable approximate fair value. Accounts receivable at December
31, 1995 is comprised of an amount due from a single customer.


NOTE 7 - SUBSEQUENT EVENTS

Diana and STI entered into certain agreements dated January 10, 1996 and January 16, 1996. Pursuant to the January 10, 1996 agreements, Diana and STI each contributed their partnership interests in Sattel to a newly-formed corporation, Sattel Communications Corp. ("SCC"), following the contribution to capital by Diana of its note from the partnership and the allocation of all of Sattel's losses since inception to Diana's capital account. On January 16, 1996, in exchange for 350,000 shares of Diana stock, STI transferred an additional 30% ownership interest in SCC to Diana. STI also agreed, pursuant to the January 16, 1996 agreements, to eliminate certain restrictions on SCC's marketing rights with respect to the technology contributed by STI; to eliminate requirements for Sattel to transfer its technology rights back to STI upon the occurrence of certain events; bear the cost of developing certain product features applicable to technology held by SCC; and supply SCC's 1996 inventory needs at agreed upon prices. SCC is in turn required, subject to certain conditions, to source its 1996 inventory requirements from STI. In addition, Diana agreed to provide SCC with additional cash sufficient to increase its capital contributions to $2.5 million and make additional loans to SCC of up to $1.425 million.

ITEM 7 (b)

                      PRO FORMA FINANCIAL INFORMATION

                   THE DIANA CORPORATION AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AT JANUARY 6, 1996
                                 UNAUDITED
                           (DOLLARS IN THOUSANDS)

                                                     Pro Forma         Pro
                                   Diana    Sattel   Adj. (1)         Forma
                                  ------    ------   ---------        -----
ASSETS
Current assets
  Cash                           $ 3,473    $  10    $  130  (a)    $ 3,613
  Restricted short-term
   investment                         81      ---       ---              81
  Marketable securities            2,204      ---       ---           2,204
  Receivables                     17,150      124       (15)         17,259
  Inventories                     11,081       83       ---          11,164
  Other current assets               776      496       ---           1,272
                                  ------     ----     -----          ------
    Total current assets          34,765      713       115          35,593

Property and equipment, net        4,046       44        14  (b)      4,104
Intangible assets                  6,793       47     5,886  (b)     12,726
Other assets                       2,032       38    (1,206) (c)        864
                                  ------     ----     -----          ------
                                 $47,636    $ 842    $4,809         $53,287
                                  ======     ====     =====          ======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
  Accounts payable               $14,455    $  66    $  ---         $14,521
  Accrued liabilities and
   other current liabilities       3,282      197       165           3,617
                                                        (27)
  Current portion of
   long-term debt                  1,363      ---       ---           1,363
                                  ------     ----     -----          ------
    Total current liabilities     19,100      263       138          19,501

Long-term debt                     8,396      861      (861) (d)      8,396
Other liabilities                  1,449      ---       306  (e)      1,755
Commitments and contingencies
Shareholders' equity (deficit)    18,691     (282)    4,944  (f)     23,635
                                                        282  (f)
                                  ------     ----     -----          ------
                                 $47,636    $ 842    $4,809         $53,287
                                  ======     ====     =====          ======

See accompanying notes to pro forma condensed consolidated financial information.

                      PRO FORMA FINANCIAL INFORMATION

                   THE DIANA CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE 52 WEEKS ENDED APRIL 1, 1995
                                 UNAUDITED
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Pro Forma
                        Diana     Valley    Sattel Adjustments  Pro Forma
                        -----     ------    ------  ---------   ---------
Net sales              $250,386   $13,701   $ ---    $ ---       $264,087
Other income               (417)       17     ---      ---           (400)
                        -------    ------    ----     ----        -------
                        249,969    13,718     ---      ---        263,687

Cost of sales           239,198     9,215     ---      ---        248,413
Selling and adminis-
  trative expenses       10,314     3,524     124     (197) (2)    13,765
                        -------    ------    ----     ----        -------
Operating earnings          457       979    (124)     197          1,509

Interest expense         (1,098)      (38)    ---     (286) (3)    (1,422)
Non-operating income         34       ---     ---      ---             34
Provision for income
  taxes                     ---      (389)    ---      300  (4)       (89)
Equity in earnings
  (loss) of unconsoli-
  dated subsidiaries        (69)      ---     ---       62  (5)        (7)
Minority interest           (44)      ---     ---     (138) (6)      (182)
                        -------    ------    ----     ----        -------
Net earnings (loss)    $   (720)  $   552   $(124)   $ 135       $   (157)
                        =======    ======    ====     ====        =======

Loss per common share  $   (.18)                                 $   (.04)
                        =======                                   =======

Weighted average number
  of common shares
  outstanding (7)         4,027                                     4,377
                        =======                                   =======


See accompanying notes to pro forma condensed consolidated financial information.

                      PRO FORMA FINANCIAL INFORMATION

                   THE DIANA CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE 40 WEEKS ENDED JANUARY 6, 1996
                                 UNAUDITED
                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Pro Forma
                        Diana     Valley    Sattel Adjustments  Pro Forma
                        -----     ------    ------  ---------   ---------
Net sales              $203,493   $11,441   $ 264    $ ---       $215,198
Other income                447        (7)    ---      ---            440
                        -------    ------    ----     ----        -------
                        203,940    11,434     264      ---        215,638

Cost of sales           196,087     7,911     129      ---        204,127
Selling and adminis-
  trative expenses        7,518     2,811     963      (23) (2)    11,269
                        -------    ------    ----     ----        -------
Operating earnings          335       712    (828)      23            242

Interest expense           (788)      (45)    (15)    (167) (3)    (1,015)
Provision for income
  taxes                     ---      (280)    ---      215  (4)       (65)
Equity in earnings
  (loss) of unconsoli-
  dated subsidiaries       (388)      ---     ---      393  (5)         5
Minority interest           (12)      ---     ---       45  (6)        33
                        -------    ------    ----     ----        -------
Net earnings (loss)    $   (853)  $   387   $(843)   $ 509       $   (800)
                        =======    ======    ====     ====        =======

Loss per common share  $   (.21)                                 $   (.18)
                        =======                                   =======

Weighted average number
  of common shares
  outstanding (7)         4,117                                     4,467
                        =======                                   =======


See accompanying notes to pro forma condensed consolidated financial information.

             THE DIANA CORPORATION AND SUBSIDIARIES

                  NOTES TO PRO FORMA CONDENSED
               CONSOLIDATED FINANCIAL INFORMATION
                          (Unaudited)



NOTE 1 - The pro forma condensed consolidated balance sheet has been prepared to reflect the SCC Acquisition at an aggregate cost of $5,109,000 summarized as follows:

     Fair value of 350,000 common shares
     of Diana issued to STI valued at
     14 1/8 per share                             $4,944,000

     Direct expenses of the SCC Acquisition          165,000
                                                  ----------
                                                  $5,109,000
                                                  ==========
     Pro forma adjustments are made to reflect:

     a. A capital contribution of $130,000 made by Diana to Sattel on January 3, 1996.

     b. The net assets of SCC at 30% of the estimated fair value at the acquisition date and the excess of acquisition cost over the fair value of net assets acquired
          (goodwill) summarized as follows:


                                                 Amortization
                                                    Period
                                                 ------------

   Equipment                       $   14,000       5 years
                                   ==========
   Switch technology               $4,521,000      20 years
   Datanet technology                 567,000      18 years
   Goodwill                           798,000       5 years
                                    ---------
                                   $5,886,000
                                   ==========

          In addition to the acquisition price related to the 30% minority interest acquired on January 16, 1996, the above allocation reflects the excess of Diana's investment over its equity in the net assets of Sattel at the acquisition date and subsequent capital contributions made by Diana to SCC. An appraisal was performed to determine the fair value of the net assets acquired and the amortization period thereof.

     c. The elimination of Diana's net investment in Sattel of $1,206,000, including notes receivable from Sattel.

     d.   The elimination of Sattel's note payable to Diana.

     e. STI's 20% minority interest in SCC subsequent to capital contributions made by Diana to SCC.

     f. The fair value of 350,000 common shares of Diana issued to STI (valued at 14 1/8 per share) and the elimination of Sattel's partners' deficit of $282,000.

NOTE 2 -

     a. To reflect additional depreciation and amortization resulting from increased basis of equipment and technology; and the amortization of goodwill, all on a straight line basis over amortization periods reflected in NOTE 1 (b) resulting from the SCC Acquisition.

     b. To reflect additional depreciation and amortization resulting from increased basis of equipment and non-compete agreements; and the amortization of goodwill, all on a straight line basis over amortization periods of 5, 7 and 40 years, respectively, resulting from the Valley Acquisition.

     c. To reflect the reduction of officers payroll expense due to new employment agreements executed by Valley's officers.

                                             52 Weeks     40 Weeks
                                              Ended         Ended
                                             April 1,     January 6,
                                               1995         1996
                                             ---------    ----------
a)   Depreciation and amortization expense   $ 140,000    $ 316,000
b)   Depreciation and amortization expense     107,000       63,000
c)   Officers payroll expense reduction       <444,000>    <402,000>
                                             ---------     --------
                                             $<197,000>   $ <23,000>
                                             =========      =======

NOTE 3 - To reflect interest expense on borrowings incurred to make the Valley Acquisition summarized as follows:

                                                   Annual   7 Months
                                        Interest  Interest  Interest
                            Borrowings    Rate    Expense   Expense
                            ----------  --------  --------  --------
Borrowings under revolver   $2,185,000    8.5%    $186,000  $109,000
Note payable to Valley
  minority shareholders      1,000,000     10%     100,000    58,000
                            ----------            --------  --------
                            $3,185,000            $286,000  $167,000
                            ==========            ========  ========

NOTE 4 - To eliminate Valley's provision for federal income taxes due to existing federal income tax net operating loss carry forwards of the consolidated group.

NOTE 5 - To eliminate the equity in loss of Sattel recorded by Diana.

NOTE 6 - To reflect the minority shareholder's 20% proportionate share of Sattel's and Valley's results of operations as adjusted for certain of the pro forma adjustments.

NOTE 7 - To reflect the increase in the weighted average number of common shares outstanding for the 350,000 shares of Diana's common stock issued to STI as if the shares were issued at the beginning of the period.